EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Omnibus Incentive Plan of ACM Research, Inc. of our reports dated March 2, 2026, with respect to the consolidated financial statements of ACM Research, Inc. and the effectiveness of internal control over financial reporting of ACM Research, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

March 4, 2026
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